Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF COLONNADE ACQUISITION CORP.    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS    The undersigned hereby appoints Remy W. Trafelet and Joseph S. Sambuco (the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the Ordinary Shares of Colonnade Acquisition Corp. (the “Company”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of shareholders of the Company to be held on [ ], 2021 at [ ] a.m., Eastern Time, at the offices of White & Case LLP at 1221 Avenue of the Americas, New York, New York 10022, and virtually at https://www.cstproxy.com/colonnadeacquisition/sm2021 and any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on [ ]. This notice of Extraordinary General Meeting of Shareholders and accompanying Proxy Statement are available at: https://www.cstproxy.com/colonnadeacquisition/sm2021

Please mark vote as indicated in this example X

COLONNADE ACQUISITION CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of December 21, 2020 (the "Merger Agreement"), by and among CLA, Merger Sub and Ouster, a copy of which is attached to this proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Ouster (the "Merger"), with Ouster surviving the Merger as a wholly owned subsidiary of Ouster PubCo (as defined below), in accordance with the terms and subject to the conditions of the Merger Agreement as more fully described elsewhere in this proxy statement/prospectus (the "BCA Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of CLA's jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Merger, the "Business Combination") (the "Domestication Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3 — Organizational Documents Proposal — to consider and vote upon a proposal to approve by special resolution the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws" and, together with the Proposed Certificate of Incorporation, the "Proposed Organizational Documents") of Colonnade Acquisition Corp. (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the Delaware General Corporation Law (the "DGCL")), which will be renamed "Ouster, Inc." in connection with the Business Combination (CLA after the Domestication, including after such change of name, is referred to herein as "Ouster PubCo") (the "Organizational Documents Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 — Advisory Organizational Documents Proposals—to consider and vote upon the following seven separate proposals (collectively, the "Advisory Organizational Documents Proposals") to approve by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents:

(A) Advisory Organizational Documents Proposal 4A—to authorize the change in the authorized capital stock of CLA from 200,000,000 Class A ordinary shares, par value $0.0001 per share (the "Class A ordinary shares"), 20,000,000 Class B ordinary shares, par value $0.0001 per share (the "Class B ordinary shares" and, together with the Class A ordinary shares, the "ordinary shares"), and 1,000,000 preference shares, par value $0.0001 per share (the "preference shares"), to 1,000,000,000 shares of common stock, par value $0.0001 per share, of Ouster PubCo (the "Ouster PubCo common stock") and 100,000,000 shares of preferred stock, par value $0.0001 per share, of Ouster PubCo (the "Ouster PubCo preferred stock") ("Advisory Organizational Documents Proposal 4A"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) Advisory Organizational Documents Proposal 4B—to authorize adopting Delaware as the exclusive forum for certain stockholder litigation ("Advisory Organizational Documents Proposal 4B"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(C) Advisory Organizational Documents Proposal 4C—to authorize electing not to be governed by Section 203 of the DGCL relating to takeovers by interested stockholders and, instead, be governed by a provision substantially similar to Section 203 of the DGCL ("Advisory Organizational Documents Proposal 4C"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) Advisory Organizational Documents Proposal 4D—to approve provisions providing that the affirmative vote of at least two-thirds of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors will be required for stockholders to (i) adopt, amend or repeal the Proposed Bylaws and (ii) amend, alter, repeal or rescind Articles V(B), VII, VIII, IX, X, XI, XII and XIII of the Proposed Certificate of Incorporation ("Advisory Organizational Documents Proposal 4D"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(E) Advisory Organizational Documents Proposal 4E—to approve provisions permitting the removal of a director only for cause and only by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at an election of directors ("Advisory Organizational Documents Proposal 4E"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(F) Advisory Organizational Documents Proposal 4F—to approve provisions requiring stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting ("Advisory Organizational Documents Proposal 4F"); FOR ☐ AGAINST ☐ ABSTAIN ☐

(G) Advisory Organizational Documents Proposal 4G—to provide for certain additional changes, including, among other things, (i) changing the corporate name from "Colonnade Acquisition Corp." to "Ouster, Inc.", (ii) making Ouster PubCo's corporate existence perpetual and (iii) removing certain provisions related to CLA's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which CLA's board of directors believes is necessary to adequately address the needs of Ouster PubCo after the Business Combination ("Advisory Organizational Documents Proposal 4G"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 5—The Stock Issuance Proposal—to consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE Listing Rule 312.03, the issuance of Ouster PubCo common stock to the PIPE Investors, including the Sponsor Related PIPE Investor, pursuant to the PIPE Investment (the "Stock Issuance Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 6—The Incentive Award Plan Proposal—to consider and vote upon a proposal to approve by ordinary resolution the Ouster PubCo 2021 Incentive Award Plan (the "Incentive Award Plan Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7—The Adjournment Proposal—to consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________, 2021

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Signature

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(Signature if held Jointly)

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or another authorized officer. If a partnership, please sign in partnership name by an authorized person.

The Shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all Proposals. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.